EXHIBIT 10.13

     Licence Agreement between Aurora Metals (BVI) Limited, Crystal Coding Limited and Malcolm Warwick and 650089 B.C. Ltd., dated November 22, 2002.











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                                      -2-


                                LICENCE AGREEMENT

THIS AGREEMENT is made November 22, 2002

AMONG:

          650089 B.C. LTD., a British Columbia company, having an office at 1375 Park Drive, Vancouver, British Columbia V6P 2K4,

          ("650089")

AND:

          MALCOLM WARWICK, a Canadian resident, residing at 1375 Park Drive, Vancouver, British Columbia V6P 2K4,

          ("WARWICK")

AND:

          CRYSTAL CODING INC., a British Columbia company, having an office at Suite 1505 - 1060 Alberni Street, Vancouver, British Columbia, V6E 4K2

          ("CRYSTAL")

AND:

          AURORA METALS (BVI) LIMITED, a British Virgin Islands company, having an office at Suite 1505 - 1060 Alberni Street, Vancouver, British Columbia, V6E 4K2

          ("AURORA")

WHEREAS:

(A)       Warwick has developed the 650089 IP related to the Gem Identification
Process;

(B) Warwick is the controlling shareholder of 650089 and wishes to assign all of his existing and future right, title and interest in the 650089 IP and the Improvements to 650089;

(C)       Crystal is a wholly-owned subsidiary of Aurora; and


(D) 650089 wishes to license Crystal, and Crystal wishes to be licensed by 650089, to the 650089 IP and the Improvements on the terms and conditions set forth in this Agreement.

WITNESSES THAT the parties covenant and agree as follows:


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                                      -3-


                                     PART 1

                         DEFINITIONS AND INTERPRETATION

DEFINITIONS

1.1 In this Agreement, including the recitals, except as otherwise expressly provided or unless the context otherwise requires,

650089 IP means the Patent Applications, the Patents and all IPR claimed in the Patent Applications and the Patents,

AFFILIATE means, in relation to a specified Person, any other Person that directly or indirectly controls, is under common control with, or is under the control of the specified Person, and for the purposes hereof, a Person will be deemed to control a corporation if

     (a) securities of the corporation to which are attached more than 50% of the votes that may be cast to elect managing directors or members of the board of directors or other governing body of the specified corporation or other rights to elect a majority of such managing directors or members are held, other than by way of security only, by or for the benefit of the Person, and

     (b) the votes attached to those securities or such other rights are sufficient, if exercised, to elect a majority of the managing directors or members of the board of directors or other governing body of the corporation,

ASSIGNMENT means the form of assignment of the 650089 IP and Improvements by Warwick to 650089 set forth in Schedule D hereto,

AURORA PARTIES means Crystal and Aurora,

BUSINESS DAY means a day that is not a Saturday, a Sunday or a statutory holiday in Vancouver, British Columbia,

COMMERCIAL EMBODIMENT means any commercial product or service utilising the 650089 IP, the sale, licensing or provision of which generates Royalty Payment obligations,

CONFIDENTIAL INFORMATION means, in relation to a party, information known or used by the party in connection with its business or technology that is confidential to the party and includes the party's Intellectual Property, customer information, financial information, marketing information and information as to business opportunities, strategies, research and development,

CRYSTAL ARISING IPR means all IPR arising during the term of this Agreement resulting from the exercise by Crystal of its rights pursuant to the Licence,

DISCLOSING PARTY has the meaning ascribed to it in 5.1,

DISPUTE has the meaning ascribed to it in 9.1,


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                                      -4-


EFFECTIVE DATE means the date set forth at the top of page 1 of this Agreement,

ENCUMBRANCE means any mortgage, charge, pledge, hypothecation, lien, security interest, licence, assignment, option, claim or other encumbrance or charge, whether or not registered or registrable and whether or not consensual or arising by law, statutory or otherwise,

EVENT OF DEFAULT in relation to a party means an event of default arising by reason that the party is subject to, or the subject of, one or more of the following circumstances:

     (a) an order is made or a resolution is passed or a petition is filed by the party for its liquidation, dissolution or winding-up;

     (b)   the party is in material breach of its obligations under Part 5;

     (c) the party commits a material breach in observing or performing any other material covenant, agreement or condition of this Agreement on its part to be observed or performed and does not rectify or cure such breach within 60 days after receipt of written notice from the other party specifying the breach;

     (d) an execution, sequestration or any other process of any court becomes enforceable against the party or any distress or analogous process is levied upon any material part of its property, assets or undertaking and the process is not stayed or otherwise suspended by a court of competent jurisdiction within 30 days and has, or could have, a material adverse effect on the business or condition, financial or otherwise, of the party;

     (e) the party commits an act of bankruptcy, makes an assignment or bulk sale of its assets, is adjudged or declared bankrupt or makes an assignment for the benefit of creditors, consents to a proposal or similar action under any bankruptcy or insolvency legislation applicable to it, or commences any other proceeding relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect, or consents to any such proceeding;

     (f) a custodian, liquidator, receiver, receiver and manager, receiver-manager, trustee or any other Person with similar powers is appointed for the party or in respect of any material part of its property or assets and not discharged within 30 days after the appointment and before any action is taken in respect of such property or assets that will materially affect the rights of the parties thereto; and

     (g) a final, non-appealable, decision of any judicial, administrative, governmental or other authority or arbitrator is made that enjoins or restrains, or renders illegal or unenforceable, the performance or observance by the party of any material term of this Agreement,

EXCLUSIVE SERVICES OR PRODUCTS has the meaning ascribed to it in 6.1

EXECUTIVE OFFICER has the meaning ascribed to it in 9.2,


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                                      -5-


GEM IDENTIFICATION PROCESS means an automated and/or manual process(es) for gemstone identification through measurement of the geo-spatial co-ordinates of inclusions within gemstones, including diamonds, using electromagnetic signals created by a focused laser beam and a gemstone monitoring system for collecting, compiling and analyzing data resulting from such process,

GROSS REVENUES means the gross revenues received by Crystal from the practise or sublicensing of the 650089 IP and the Improvements,

IMPROVEMENTS means all updates, modifications, enhancements and improvements to the 650089 IP related to the Gem Identification Process made by 650089 or Warwick both before and after the Effective Date and all IPR therein,

INTELLECTUAL PROPERTY means a patent, patent application, industrial design, invention, design, trade secret, idea, methodology, technology, innovation, creation, concept, development, drawing, research, analysis, know-how, experiment, copyright, data, formula, method, procedure, process, system and/or technique,

IPR  means  rights  to  Intellectual  Property,

LICENCE  has  the  meaning  ascribed  to  it  in  2.1,

LICENCE  FEE  has  the  meaning  ascribed  to  it  in  2.4

MINIMUM  ANNUAL  ROYALTY  PAYMENT  means,

     (a) $75,000 with respect to the Royalty Year commencing on the Royalty Calculation Date,

     (b) $100,000 with respect to the second Royalty Year during the term of the Licence,

     (c) $125,000 with respect to the third Royalty Year during the term of the Licence,

     (d) $150,000 with respect to the fourth Royalty Year during the term of the Licence,

     (e) $200,000 with respect to the fifth Royalty Year during the term of the Licence, and

     (f) $250,000 with respect to the sixth Royalty Year and each subsequent Royalty Year during the term of the Licence.

NOTICE has the meaning ascribed to it in 11.8,

PATENTS means all patents issued pursuant to the Patent Applications,

PATENT APPLICATIONS means, collectively, the Priority Patent Applications, the Third Patent Application and the Related Patent Applications,


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                                      -6-


PERSON means any individual, company, body corporate, firm, limited or unlimited liability company, partnership, syndicate, joint venture, society, association, trust, unincorporated organisation or government authority, or any trustee, executor, administrator or other legal representative thereof,

PRIME RATE means the actual rate of interest designated from time to time by the Royal Bank of Canada, Main Branch, Vancouver, Canada, as its prime commercial lending rate,

PRIORITY PATENT APPLICATIONS means the patent applications described in Schedule A hereto, as may be supplemented or amended, and any continuation, continuation-in-part, division, reissue or substitute application thereof,

RECIPIENT has the meaning ascribed to it in 5.1,

RECIPIENT'S AGENTS has the meaning ascribed to it in 5.1(a),

RELATED PATENT APPLICATIONS means, collectively, each

     (a) patent application claiming a right of priority from the Priority Patent Applications or the Third Patent Application, and

     (b)   patent application for an Improvement,

filed in any jurisdiction, as may be supplemented or amended, and any continuation, continuation-in-part, division, reissue or substitute application thereof,

ROYALTY CALCULATION DATE means the earliest date on which both

     (a) the Third Patent Application has been accepted for filing by the USPTO, and

     (b) Crystal approves or is deemed to approve the test results and conclusions pursuant to 3.3(b),

provided, however, that if prior to January 1, 2003, or such later date as may be agreed to in writing by the parties, the notice referred to in 3.3(b) is not delivered to 650089 and Warwick or Crystal does not obtain access to the necessary equipment, uncut diamond and site to perform such test, then "Royalty Calculation Date" means the date on which the Third Patent Application is accepted for filing by the USPTO,

ROYALTY PAYMENT has the meaning ascribed to it in 2.5(a),

ROYALTY PAYMENT PERIOD means the three month period commencing on the Royalty Calculation Date and each subsequent three month period during the term of the Licence,

ROYALTY RATE means,

     (a) 25% of the first $500,000 of Gross Revenues received during a Royalty Year,

     (b) 10% of the second $500,000 of Gross Revenues received during a Royalty Year, and


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                                      -7-


     (c) 5% of Gross Revenues greater than $1,000,000 received during a Royalty Year,

ROYALTY YEAR means, as specified, the 12 month period commencing on the Royalty Calculation Date and each subsequent 12 month period during the term of the Licence,

RULES has the meaning ascribed to it in 9.4,

THIRD PATENT APPLICATION means a patent application for the technology described in Schedule B hereto, as may be supplemented or amended, and any continuation, continuation-in-part, division, reissue or substitute application thereof,

THIRD PERSON has the meaning ascribed to it in 4.3(b), and

USPTO means the United States Patent and Trademark Office.

INTERPRETATION

1.2 In this Agreement, except as otherwise expressly provided or unless the context otherwise requires,

     (a) "this Agreement" means this Licence Agreement, including the recitals and schedules hereto, as may be supplemented or amended by one or more agreements entered into pursuant to the applicable provisions of this Agreement,

     (b) a reference to a Part is to a Part of this Agreement, and the symbol followed by a number or some combination of numbers and letters refers to, the section, paragraph, subparagraph, clause or subclause of this Agreement so designated,

     (c) the headings in this Agreement are inserted solely for convenience of reference and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any part of it,

     (d) the word "including", when following any general statement or term, is not to be construed as limiting the general statement or term to the specific items or matters set forth or to similar items or matters, but rather as permitting the general statement or term to refer to all other items or matters that could reasonably fall within its broadest possible scope,

     (e)   a reference to currency means lawful currency of Canada,

     (f)   a reference to an entity includes any successor to that entity,

     (g) words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include an individual and vice versa,

     (h) a reference to "approval", "authorization" or "consent" means written approval, authorization or consent, and


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                                      -8-


     (i) where any statement, representation or warranty is made "to the knowledge of" any Person, such Person will not be liable for a misrepresentation or breach of warranty by reason of the fact, state of facts, or circumstance in respect of which the statement, representation or warranty is given being untrue if such Person proves that such Person conducted a reasonable investigation so as to provide reasonable grounds for a belief that there had been no misrepresentation or breach of warranty.

SCHEDULES

1.3 The following schedules are incorporated into this Agreement by reference and are deemed to form a part hereof:

          Schedule A     Priority Patent Applications
          Schedule B     Third Patent Application Technology
          Schedule C     Third Person Recipients
          Schedule D     Assignment


                                     PART 2

                                    LICENCE

650089 LICENCE GRANT

2.1 650089 hereby grants to Crystal for the term of this Agreement, an exclusive, world-wide, royalty-bearing licence (the "LICENCE") to practise, and license others to practise, the 650089 IP and the Improvements.

RESERVED RIGHT

2.2 The parties agree that notwithstanding Crystal's exclusive rights pursuant to the Licence, 650089 may practise the 650089 IP and the Improvements solely for 650089's own research and development purposes; provided, however, that any such research and development related to the Gem Identification Process must be solely for non-commercial purposes, and the results of all such research and development will be deemed to be Improvements and will fall within the scope of the Licence.

SUB-LICENCE RIGHTS

2.3 Crystal agrees that it will only grant sub-licences of the right to practise the 650089 IP and the Improvements to other Persons on the following terms and conditions:

     (a) each sub-licence agreement will

          (i) include confidentiality obligations on the sub-licensee at least as strict as those contained in this Agreement,

          (ii)  terminate upon the termination of this Agreement,


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                                      -9-


          (iii) not include the right to sub-license other Persons to practise the 650089 IP or the Improvements; and

          (iv) with respect to Canada, be non-exclusive and on commercially reasonable terms,

     (b) Crystal will provide 650089 with a copy of each sub-licence agreement within 30 days after execution of the same; and

     (c) Crystal will report and pay royalty payments as provided by 2.5 on the Gross Revenues Crystal receives pursuant to such sub-licence agreements.

LICENCE FEE

2.4 Subject to 3.4, Crystal will pay to 650089 a $25,000 up-front licence fee ("LICENCE FEE") payable in the following instalments

     (a) $5,000 upon the execution and delivery of this Agreement by 650089 and the Aurora Parties, and

     (b)   $20,000 on the Royalty Calculation Date.

ROYALTY PAYMENTS

2.5 During the term of the Licence, and subject to 8.2 and 3.9, Crystal will pay royalties to 650089 on the following terms and conditions:

     (a) Crystal will pay to 650089, within 45 days after the end of each Royalty Payment Period during the term of the Licence, a royalty payment ("ROYALTY PAYMENT") equal to the Royalty Rate on the Gross Revenues received by Crystal during such Royalty Payment Period; provided, however, that until the Minimum Annual Royalty Payment for the Royalty Year in which such Royalty Payment Period falls has been paid in full to 650089, the Royalty Payment will be equal to the greater of

          (i) the Royalty Rate on the Gross Revenues received by Crystal during such Royalty Payment Period, or

          (ii) one quarter of the Minimum Annual Royalty Payment for the Royalty Year in which such Royalty Payment Period falls;

     (b) each Royalty Payment will be accompanied by a report signed and certified as accurate and complete by the Chief Financial Officer of Crystal, detailing the calculation of such Royalty Payment; and

     (c)   for the purpose of calculating the Royalty Payment,


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                                      -10-


          (i) the applicable Royalty Rate will be determined based on the cumulative Gross Revenues received by Crystal during the Royalty Year in which the relevant Royalty Payment Period falls, and

          (ii) in no event will the total amount of Royalty Payments in respect of any given Royalty Year exceed the greater of

               (A) the amount equal to the Royalty Rate on the Gross Revenues received by Crystal during such Royalty Year, or

               (B)   the Minimum Annual Royalty Payment for such Royalty Year,

     and Crystal will be entitled to adjust any Royalty Payment for the purposes of enforcing this 2.5(c)(ii).

For greater certainty and by way of example, the following table shows sample calculations of Royalty Payments in respect of the first Royalty Year assuming Gross Revenues that year of $750,000:

                     GROSS REVENUES     ROYALTY RATE    MINIMUM   ROYALTY
                     ---------------  ----------------  --------  --------
                        RECEIVED                        ROYALTY   PAYMENT
                     ---------------                    --------  --------

     FIRST ROYALTY   $        50,000         25%        $ 18,750  $ 18,750
     --------------
     PAYMENT PERIOD
     --------------

     SECOND ROYALTY  $        50,000         25%        $ 18,750  $ 18,750
     --------------
     PAYMENT PERIOD
     --------------

     THIRD ROYALTY   $       450,000   25% on $400,000  $ 18,750  $150,000
     --------------                    10% on $50,000   $ 18,750  $105,000
     PAYMENT PERIOD
     --------------

     FOURTH ROYALTY  $       200,000         10%           n/a*   $7,500**
     --------------
     PAYMENT PERIOD
     --------------

     TOTALS          $       750,000                              $150,000

    * not applicable because the Minimum Annual Royalty Payment for the Royalty Year in which the Royalty Payment Period falls has already been paid in full

    ** Royalty Payment adjusted pursuant to
    2.5(c)(ii)

PAYMENT OF LICENCE FEE AND ROYALTY PAYMENTS

2.6       Payment of the Licence Fee and Royalty Payments

     (a) will be made in Canadian dollars by wire transfer or cheque to such bank or account as 650089 may from time to time specify in writing. Overdue amounts will bear interest at the Prime Rate plus 2% per annum, calculated monthly, not in advance, with interest on overdue interest at the same rate from the due date to the date of payment, and


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                                      -11-


     (b) will be exclusive of all taxes, duties, levies, fees or charges, except for withholding taxes (to the extent applicable). Any tax that Crystal is required to withhold with respect to amounts to be paid to 650089 will be deducted from the amount otherwise due to 650089.

BOOKS AND RECORDS

2.7 Crystal will maintain at its principal office full and accurate books and records in sufficient detail to enable the Royalty Payments payable by Crystal to be determined. Upon at least three Business Days' prior notice to Crystal, Crystal will permit 650089 and its certified public accountant to have full access to such books and records of Crystal solely to verify and audit compliance with the Royalty Payment provisions of this Agreement, and to make copies of the relevant books and records at 650089's expense. 650089 and its certified public accountant will have such access at reasonable times during normal business hours during the term of the Licence. Crystal will reimburse 650089 for 650089's reasonable costs of each such audit where such audit discloses underpayment by Crystal of more than 10% of the amount of Royalty Payments owed by Crystal to 650089.


                                     PART 3

                              INTELLECTUAL PROPERTY

TITLE TO IMPROVEMENTS

3.1 As between the parties, title to the Improvements will vest in 650089, and the Aurora Parties and Warwick hereby disclaim all rights in the Improvements other than the exclusive use and sublicense rights granted pursuant to the Licence.

TITLE TO CRYSTAL ARISING IP

3.2 As between the parties, title to the Crystal Arising IP will vest in Crystal, and 650089 and Warwick hereby disclaim all rights in the Crystal Arising IP.

THIRD PATENT APPLICATION AND PRELIMINARY PROOF OF CONCEPT

3.3       650089 and Warwick  will

     (a) use all commercially reasonable efforts to assist Crystal's patent counsel with the preparation and amendment of the Third Patent Application so that it is completed and ready, in the reasonable opinion of Crystal's patent counsel, for filing with the USPTO within 15 days following the Effective Date or such longer time period as is agreed to by the parties in writing, and

     (b) upon five days' notice from Crystal, fully co-operate with Crystal to obtain preliminary proof of concept with respect to the 650089 IP by participating in a laboratory test to obtain an image and associated data of an uncut diamond using a Confocal Microscope, and providing to Crystal, within five Business Days after the completion


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                                      -12-


     of such test, a written report summarising the test results and conclusions. Within five Business Days after receipt of the report from 650089 and Warwick, Crystal will either provide 650089 and Warwick with notice

          (i)   approving the test results and conclusions, or

          (ii) rejecting the test results and conclusions and terminating this Agreement, provided, however, that if Crystal fails to deliver either notice within the specified time period, Crystal will be deemed to have approved of the test results and conclusions. Crystal will be solely responsible for obtaining access to the necessary equipment, uncut diamond and site to perform such test.

NON-DELIVERY

3.4       If

     (a) the Third Patent Application is not completed and ready for filing with the USPTO on or before January 1, 2003, or

     (b) prior to January 1, 2003, or such later date as may be agreed to in writing by the parties, the notice referred to in 3.3(b) is delivered to 650089 and Warwick and Crystal obtains access to the necessary equipment, uncut diamond and site to perform such test and 650089 or Warwick fail to fulfil their obligations under 3.3(b), then Crystal may terminate this Agreement.

PATENT PROSECUTION

3.5       During the term of the License 650089 and Warwick will

     (a) at their own expense, fully co-operate with patent counsel appointed by Crystal and, subject to 3.7, use all commercially reasonable efforts, to file, and to prosecute and obtain patents issued pursuant to,

          (i) the Priority Patent Applications and the Third Patent Application, and

          (ii) Related Patent Applications, but only in those jurisdictions which Crystal, in its sole discretion, has elected by written notice to 650089, and

     (b) execute and deliver, or cause to be executed and delivered, promptly on request and at the expense of Crystal all applications, power of attorneys, registrations and other documents as Crystal may consider necessary or desirable from time to time for the purpose of filing and prosecuting Patent Applications, obtaining Patents and registering Crystal's interest in Patent Applications and Patents.

PATENT MAINTENANCE

3.6       During the term of the Licence 650089 will

     (a) fully co-operate with Crystal and use all commercially reasonable efforts, to maintain the registrations of the Patents and 650089's title and Crystal's interest therein, but only in those jurisdictions which Crystal, in its sole discretion, has elected by written notice to 650089, and

     (b) execute and deliver, or cause to be executed and delivered, promptly on request and at the expense of Crystal all applications, power of attorneys, registrations and other documents as Crystal may consider necessary or desirable from time to time for the purpose of maintaining registrations in respect of the Patent Applications and the Patents.

COSTS

3.7 Crystal will be responsible for all costs directly related to the filing, prosecution, issuance of patents pursuant to, and maintenance of, the Patent Applications and Patents, but only in those jurisdictions that Crystal, in its sole discretion, has elected by written notice to 650089; provided, however, that if Crystal exercises any of the rights granted to it pursuant to the Licence in respect of a jurisdiction, Crystal will be deemed to have elected that jurisdiction for the purposes of this 3.7. Crystal may, at any time, notify 650089 of its intention to cease paying such costs for any jurisdiction, and effective upon the date of such notice Crystal will, subject to this 3.7, be relieved of its obligation to pay such costs. 650089 may elect to file a Related Patent Application or maintain the Patents in any jurisdiction in respect of which Crystal notifies 650089 of its intention not to file a Related Patent Application or to cease paying costs, and all of Crystal's IPR in such Patents will revert to 650089.

ENFORCEMENT BY 650089

3.8 At its sole cost and expense, 650089 may, but will not be obligated to, take all actions, including the institution or defense of legal proceedings, which are reasonably calculated to terminate infringements of, or otherwise to preserve or enforce its rights with respect to, the 650089 IP and the Improvements. 650089 will promptly notify Crystal of any suit or action involving 650089 which directly or indirectly relates to the validity or use of the 650089 IP or the Improvements and will, from time to time, keep Crystal informed of the status of such suit or action. Crystal will, at its sole cost and expense, co-operate, and not interfere, with 650089's reasonable actions pursuant to this 3.8. Any proceeds of such actions will be retained by 650089.

ENFORCEMENT BY CRYSTAL

3.9 If 650089 fails to take, within a reasonable time, or refuses a request by Crystal to take, any action referred to in 3.8 to preserve or enforce its rights with respect to the 650089 IP and the Improvements, Crystal may, but will not be obligated to, take all actions, including the institution or defense of legal proceedings, which are reasonably calculated to terminate infringements of, or otherwise to preserve or enforce its rights with respect to, the 650089 IP and the Improvements and will promptly notify 650089 of any suit or action involving Crystal which directly or indirectly relates to the validity or use of the 650089 IP or the Improvements and will, from time to time, keep 650089 informed of the status of such suit or action. 650089 will, at its sole cost and expense, co-operate, and not interfere, with Crystal's reasonable actions pursuant to


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                                      -14-


this 3.9. If Crystal takes such actions pursuant to this 3.9 and its business is adversely affected, Crystal will be relieved of its obligation to make Royalty Payments to 650089 pursuant to 2.5 with respect to Gross Revenues from the affected jurisdiction in respect of the period during which such action is outstanding and a final resolution has not been reached. Any proceeds of such actions recovered by Crystal in excess of its costs of pursuing such actions, including attorneys' fees, will be used to pay to 650089 the amount of withheld Royalty Payments from the affected jurisdiction that would have been payable in respect of the relevant period if this 3.9 were not applied, and any remaining proceeds of such actions after such payment will be retained by Crystal. Nothing in this 3.9 will affect Crystal's obligation to pay the Minimum Annual Royalty Payments.


                                     PART 4

                                    COVENANTS

COVENANTS OF CRYSTAL

4.1       During the term of the Licence, Crystal  will,

      (a) use all commercially reasonable efforts to commercialize the 650089 IP and the Improvements, and

      (b) not, directly or indirectly, contest the validity of the 650089 IP, the Improvements, any Patent or the right, title or interest of 650089 thereto.

COVENANT OF AURORA

4.2 Aurora will not sell or transfer its shares in Crystal during the 12 month period immediately following the Effective Date without the prior consent of 650089.

COVENANTS OF 650089

4.3       During  the  term  of  the  Licence,  650089  will,

     (a) promptly disclose to Crystal complete and accurate details of each Improvement made prior to the Effective Date and each subsequent Improvement as and when one is made or arises, including all technical information, documents, plans, blue prints and other materials and information relating to the Improvements, and to the extent that title to an Improvement does not vest in 650089, fully co-operate with Warwick to effect the prompt transfer of title to such Improvement to 650089,

     (b) not, directly or indirectly, permit any Person that is not a party to this Agreement (a "Third Person") to practise the 650089 IP or the Improvements or grant a Third Person any rights to the 650089 IP, the Improvements, the Patent Applications or the Patents, including any Encumbrance,

     (c) not, directly or indirectly, disclose any Confidential Information pertaining to the 650089 IP or the Improvements to any Third Person without the prior written consent of Crystal, and

     (d) not, subject to 3.7, directly or indirectly, file or prosecute a Related Patent Application in any jurisdiction without the prior written consent of Crystal.

COVENANTS OF WARWICK

4.4     Warwick  will,

     (a) concurrently with the execution and delivery of this Agreement, execute and deliver the Assignment and deliver a copy of the executed Assignment to Crystal,

     (b) within 30 days immediately following the Effective Date, at his own or 650089's expense, execute and deliver all documents, and take all steps, necessary or desirable to register the transfer of the 650089 IP and the Improvements to 650089 pursuant to the Assignment, including registration of such transfer with each authority with which a Patent Application has been filed, and

     (c) during the term of the Licence,

          (i) promptly disclose to Crystal complete and accurate details of each Improvement made by Warwick subsequent to the Effective Date as and when one is made or arises, including all technical information, documents, plans, blue prints and other materials and information relating to the Improvements, and to the extent that title to an Improvement does not vest in 650089, promptly execute and deliver all documents, and take all steps, necessary or desirable to effect the transfer of title to such Improvement to 650089,

          (ii) not, directly or indirectly, grant a Third Person any rights to the 650089 IP, the Improvements, the Patent Applications or the Patents, including any Encumbrance,

          (iii) not, directly or indirectly, disclose any Confidential Information pertaining to the 650089 IP or the Improvements to any Third Person without the prior written consent of Crystal, and

          (iv) not, subject to 3.7, directly or indirectly, file or prosecute a Related Patent Application in any jurisdiction in his own name or without the prior written consent of Crystal.

                                     PART 5

                                 CONFIDENTIALITY
NON-DISCLOSURE

5.1 Each party (the "RECIPIENT") that receives Confidential Information disclosed to it by the disclosing party (the "DISCLOSING PARTY")

     (a) must hold and keep, and must ensure that each of its directors, officers, employees and agents (collectively, the "RECIPIENT'S AGENTS") hold and keep, the Confidential Information in confidence for the Disclosing Party,

     (b) must not, and must ensure that the Recipient's Agents will not, directly or indirectly, disclose, use, reproduce, deal with or otherwise exploit the Confidential Information or permit it to be disclosed, used, reproduced, dealt with or otherwise exploited, except to the extent necessary for the exercise by the Recipient of its rights under this Agreement,

     (c) must disclose the Confidential Information only to those of the Recipient's Agents that have a definable need to know such information in connection with the exercise of the Recipient's rights under this Agreement, and who are informed of the confidential nature of such information, and

     (d) must, and must ensure that each of the Recipient's Agents will, protect the Confidential Information of the Disclosing Party against wrongful disclosure, misuse, espionage and theft.

EXCEPTIONS

5.2 This Agreement imposes no obligation on the Recipient with respect to Confidential Information of the Disclosing Party,

     (a) that is or becomes public knowledge through no fault of the Recipient or the Recipient's Agents,

     (b) that was legitimately possessed by the Recipient or the Recipient's Agents before its disclosure by the Disclosing Party to the Recipient as evidenced by prior written records,

     (c) that is independently obtained by the Recipient or the Recipient's Agents from a source that was not, at the relevant time, prohibited from disclosing it to the Recipient under any legal, contractual or fiduciary obligation,

     (d) that is the same as information that is developed by the Recipient or the Recipient's Agents independently without reference to the Confidential Information of the Disclosing Party as evidenced by prior written records,

     (e) that, subject to Sec.5.3, is required to be disclosed by applicable law, regulation, policy or legal process, or

     (f) to the extent and in the manner approved by the Disclosing Party in writing.

LEGAL REQUIREMENT TO DISCLOSE

5.3 If the Recipient or any of the Recipient's Agents is required by applicable law, regulation or legal process to disclose any of the Confidential Information of the Disclosing Party, the Recipient will notify the Disclosing Party promptly so that the Disclosing Party may seek a protective order or other appropriate remedy or waive compliance with the terms of this Agreement. If no such protective order or other remedy is obtained or the Disclosing Party does not waive compliance with the terms of this Agreement, the Recipient or the Recipient's Agent

     (a) will furnish only that portion of the Confidential Information of the Disclosing Party which the Recipient is advised by counsel is legally required to be disclosed, and

     (b) will exercise reasonable efforts to obtain reliable assurances that confidential treatment will be accorded such Confidential Information.

REASONABLE RESTRICTIONS

5.4 Each party acknowledges the competitive and technical value, and the sensitive and confidential nature of the other party's Confidential Information and agrees that monetary damages alone may be inadequate to protect the other party's interests against any actual or threatened breach of this Agreement. Accordingly, each party consents to the granting of specific performance and injunctive or other equitable relief to the other party in respect of any actual or threatened breach of this Agreement, without proof of actual damages.

SURVIVAL OF COVENANTS

5.5 The covenants and agreements set forth in this Part 5 are separate and distinct covenants and agreements and will be enforceable with respect to the Confidential Information received from the Disclosing Party, whether prior to or after the date of this Agreement, and will survive the termination of this Agreement.


                                     PART 6

                                 NON-COMPETITION

NON-COMPETITION BY 650089 AND WARWICK

6.1 650089 and Warwick will not, and will ensure that their Affiliates will not, directly or indirectly, compete with the Aurora Parties in the provision of products or services related to the Gem Identification Process and will not, directly or indirectly, license or sell technology or provide products related to the Gem Identification Process to any Third Person (collectively, the "EXCLUSIVE SERVICES OR PRODUCTS") where such Third Person will utilize the Exclusive Services or Products directly or indirectly, in connection with the provision of products or services for the identification of gems, including diamonds. This non-competition provision will be in full force and effect for as long as this Agreement is in effect.

EQUITABLE RELIEF

6.2       650089 and Warwick acknowledge that the restrictions contained in this
Part 6 are reasonable for the protection of the legitimate business interests of the Aurora Parties and agree that monetary damages alone will not be adequate to protect the Aurora Parties' interests against any actual or threatened breach of Sec.6.1. Accordingly, 650089 and Warwick consent to the granting of specific performance and injunctive or other equitable relief to the Aurora Parties in respect of any actual or threatened breach of Sec.6.1, without proof of actual damages.


                                     PART 7

                         WARRANTIES AND REPRESENTATIONS

650089  AND  WARWICK  WARRANTIES  AND  REPRESENTATIONS

7.1 650089 and Warwick represent and warrant to the Aurora Parties that as at the Effective Date,

     (a) 650089 is duly incorporated and is validly existing and in good standing under the laws of British Columbia,

     (b) 650089 has all necessary legal and corporate power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder and to grant the Licence to Crystal free and clear of all Encumbrances and this Agreement constitutes a valid and binding obligation of 650089,

     (c) 650089 owns the 650089 IP and the Improvements free and clear of all Encumbrances,

     (d)   Warwick is the only inventor of the 650089 IP and the Improvements,

     (e) 650089 and Warwick have no knowledge of any actual or alleged infringement, misuse or other violation by any Person of the 650089 IP or the Improvements or of any requirement to license any third party IPR in order to practise the 650089 IP or Improvements as contemplated in this Agreement,

     (f) to the knowledge of 650089 and Warwick, the 650089 IP and the Improvements do not infringe upon the IPR of any Third Person,

     (g) 650089 and Warwick are not parties to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by or under which any default would occur as a result of the execution and delivery by 650089 and Warwick of this Agreement or the performance by 650089 and Warwick of any of the terms hereof,

     (h) 650089 and Warwick have no obligations to obtain any authorization, consent or approval from any Third Person in order to enter into this Agreement and to perform their obligations and covenants hereunder, and

     (i) Schedule C contains a complete and accurate list of all Third Persons with whom 650089 or Warwick have entered into a confidentiality or similar agreement relating to the 650089 IP or the Improvements.

AURORA PARTIES' WARRANTIES AND REPRESENTATIONS

7.2 The Aurora Parties represent and warrant to 650089 that as at the Effective Date,

     (a) Crystal is duly incorporated and is validly existing and in good standing under the laws of British Columbia,

     (b) Aurora is duly incorporated and is validly existing and in good standing under the laws of the British Virgin Islands,

     (c) each Aurora Party has all necessary legal and corporate power, authority and capacity to execute and deliver this Agreement and to perform their obligations hereunder and this Agreement constitutes a valid and binding obligation of each Aurora Party,

     (d) each Aurora Party is solvent and has not committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, had any petition in bankruptcy held against it, made a voluntary assignment in bankruptcy or taken any proceedings to be declared bankrupt, to liquidate its assets or to be dissolved,

     (e) neither Aurora Party is a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by or under which any default would occur as a result of the execution and delivery by the respective Aurora Party of this Agreement or the performance by the respective Aurora Party of any of the terms hereof, and

     (f) neither Aurora Party has an obligation to obtain any authorization, consent or approval from any Third Person in order to enter into this Agreement and to perform its obligations and covenants hereunder.


                                     PART 8

                                    REMEDIES

650089 REMEDY

8.1 If Crystal's ability to continue the use of the 650089 IP or the Improvements is adversely affected by a claim that the use by Crystal of the 650089 IP or the Improvements in accordance with this Agreement constitutes an infringement in any given jurisdiction by Crystal of the IPR of a Third Person, at Crystal's request, 650089 may, at 650089's cost and in its sole discretion, either,

     (a) use all commercially reasonable efforts to obtain such rights and licenses as may be necessary to enable Crystal to continue the use of the 650089 IP and the Improvements, or

     (b) if commercially reasonable to do so, modify the 650089 IP or the Improvements so as to make it non-infringing.

CRYSTAL REMEDY

8.2       If

     (a) 650089 refuses a request by Crystal to fulfil either Sec.8.1(a) or Sec.8.1(b), or 650089 fails to fulfil either Sec.8.1(a) or Sec.8.1(b) within one month after such a request or Crystal's ability to continue the use of the 650089 IP or the Improvements is adversely affected by a claim asserting the invalidity of any of the 650089 IP or the Improvements in any given jurisdiction, then

          (i) Crystal will be relieved of its obligation to make Royalty Payments to 650089 pursuant to Sec.2.5 with respect to Gross Revenues from the affected jurisdiction in respect of the period during which Crystal's ability to continue the use of the 650089 IP or the Improvements is adversely affected,

          (ii) the amount of the Minimum Annual Royalty Payment will be reduced proportionately by the percentage of the total Gross Revenues received up to the date that Crystal makes its request under Sec.8.1 or the claim asserting invalidity is made (whichever is applicable) that are received from the affected jurisdiction, in respect of the period during which Crystal's ability to continue the use of the 650089 IP or the Improvements is adversely affected, and

          (iii)  Crystal will be entitled to terminate this Agreement, and

     (b) any of the Patents are invalidated in any given jurisdiction and as a result the business of Crystal is adversely affected, then

          (i) Crystal will be permanently relieved of its obligation to make Royalty Payments to 650089 pursuant to Sec.2.5 with respect to Gross Revenues from the affected jurisdiction,

          (ii) the amount of the Minimum Annual Royalty Payment will be permanently reduced proportionately by the percentage of the total Gross Revenues received up to the date that Crystal makes its request under Sec.8.1 or the claim asserting invalidity is made (whichever is applicable) that are received from the affected jurisdiction, and

          (iii)  Crystal will be entitled to terminate this Agreement.

LIABILITY LIMITED

8.3 The aggregate liability of any party for damages for any cause whatsoever, regardless of the form of action, whether in contract or in tort, including negligence, that accrues during the term of this Agreement, will not exceed, in any instance, an amount equal to the total amount of all licence fees and Royalty Payments paid by Crystal to 650089 under the Licence as at the time that the liability is finally established by agreement of the parties, by arbitration or by the courts, as applicable, and the liability will be limited to direct damages suffered by the party, and no party will be liable to another party for any special, indirect or consequential damages, including lost profits, lost revenues, failure to realize expected savings, or other commercial or economic losses of any kind.


                                     PART 9

                               DISPUTE RESOLUTION

INITIATION OF PROCESS

9.1 If, at any time, there is a dispute, controversy or claim (each a "DISPUTE") among the parties with respect to any matter arising out of or relating to this Agreement, then the party to the Dispute that wishes to initiate a resolution of the Dispute must give notice to each other party to the Dispute outlining the nature of the Dispute and the resolution proposed by the claimant and requiring that such Dispute be resolved pursuant to this Part 9.

REFERRAL TO EXECUTIVE OFFICER

9.2 If notice is given pursuant to Sec.9.1, each party to the Dispute will designate one of its senior officers, and in the case of Warwick himself or his agent (each an "EXECUTIVE OFFICER"), to initiate discussions with a view to settling the Dispute.

DECISION BINDING

9.3 A resolution reached by such Executive Officers and communicated by them in writing to the parties to the Dispute will be binding on such parties and will be implemented.

SUBMISSION TO ARBITRATION

9.4 If a Dispute is not resolved among the parties within 30 days (or such longer period as is agreed to in writing by the parties to the Dispute) after the date of the notice pursuant to Sec.9.1, any party to the Dispute will be entitled to refer the Dispute to arbitration in accordance with the domestic arbitration rules of the British Columbia International Commercial Arbitration Centre (collectively, the "RULES") as modified by the provisions herein. The Dispute will be submitted to one arbitrator in accordance with the Rules.

PLACE OF ARBITRATION

9.5 The arbitration will take place in the English language in Vancouver, British Columbia.

ACCEPTANCE AND IMPLEMENTATION

9.6 Each party will accept as final and binding and proceed in good faith diligently to implement the award or decision of the arbitrator.

LEGAL PROCEEDINGS

9.7 A legal proceeding commenced by a party in respect of an issue or Dispute that may be arbitrated under this Agreement,

     (a) will be stayed until the time during which an arbitration may be initiated has expired or, if an arbitration is initiated, a decision on the arbitration is delivered or the arbitration process has otherwise ended, and

     (b) will be discontinued following the award or decision of the arbitrator on the arbitration unless the award or decision concludes the arbitration and the Dispute remains unresolved.

EXCLUSIONS

9.8 This Part 9 will not apply to any action under Part 5 or Part 6 or for the grant of injunctions, restraining orders, specific performance or similar remedies.


                                     PART 10

                                   TERMINATION

     TERMINATION BY THE PARTIES

10.1      This  Agreement  may  be  terminated,

     (a)   by 650089 or Warwick forthwith by written notice to the Aurora
     Parties

          (i) if Aurora is the subject of the circumstances described in Sec.(b) or Sec.(c) of the definition of an Event of Default,

          (ii)  if Crystal is the subject of an Event of Default, or

          (iii) if Crystal fails to develop a Commercial Embodiment within 30 months immediately following the Royalty Calculation Date,

     (b) by Crystal forthwith by written notice to 650089 and Warwick as provided in Sec.3.3(b)(ii), Sec.3.4 or Sec.8.2, or

     (c)   by either of the Aurora Parties

          (i) forthwith by written notice to 650089 and Warwick if 650089 or Warwick is the subject of an Event of Default, or

          (ii) by six months' written notice to 650089 and Warwick any time after the six month anniversary of the Royalty Calculation Date,

and any such termination will be without prejudice to any other rights or remedies then available to the party terminating this Agreement.

EFFECT OF TERMINATION

10.2      Upon  termination  of  this  Agreement

     (a) all Crystal's IPR in the 650089 IP and the Improvements will revert to 650089 and Crystal will immediately cease all use of the 650089 IP and the Improvements and the Aurora Parties will immediately cease all use of 650089's and Warwick's Confidential Information and at 650089's and Warwick's option, either return to 650089 and Warwick respectively, or destroy, all of 650089's and Warwick's respective Confidential Information in their possession or under their control and provide to 650089 and Warwick a certificate of a senior officer of each of the Aurora Parties certifying such return or destruction,

     (b) 650089 and Warwick will immediately cease all use of the Aurora Parties' Confidential Information and at the Aurora Parties' option, either return to the Aurora Parties, or destroy, all of the Aurora Parties' Confidential Information in their possession or under their control and provide to the Aurora Parties a certificate of Warwick and a senior officer of 650089 certifying such return or destruction, and

     (c) all Royalty Payments, including, if applicable, pro-rated Minimum Annual Royalty Payments, accrued pursuant to Sec.2.5 as at the effective date of the termination of this Agreement will become due and payable by Crystal within one month after such effective date and Crystal's obligation to pay 650089 such accrued Royalty Payments will survive the termination of this Agreement.


                                     PART 11

                                     GENERAL

AMENDMENTS

11.1 This Agreement may not be amended except by an instrument in writing duly executed by the parties hereto.

FURTHER ASSURANCES

11.2 The parties will execute and deliver, and where necessary, will cause to be executed and delivered, such further agreements and other documents and do such further acts and things as another party may reasonably request to evidence, carry out or give full force and effect to the provisions and intent of this Agreement.

PRIOR AGREEMENTS SUPERSEDED

11.3 This Agreement supersedes all previous agreements, communications, expectations, negotiations, representations and understandings, whether oral or written, express or implied, statutory or otherwise, among the parties hereto with respect to the subject matter of this Agreement. Nothing in this Sec.11.3 will limit or restrict the effectiveness and validity of any document with respect to the subject matter of this Agreement that is executed and delivered contemporaneously with or pursuant to this Agreement.

NON-ASSIGNMENT

11.4 This Agreement and the rights, duties and obligations hereunder may not be assigned by any party without the express written consent of the other parties.

APPLICABLE LAW

11.5 This Agreement will be exclusively governed by, and interpreted and construed in accordance with, the laws prevailing in the Province of British Columbia.

ATTORNMENT

11.6 The parties irrevocably and unconditionally attorn to the exclusive jurisdiction of the courts of British Columbia and all courts having appellate jurisdiction thereover and agree that any proceeding commenced or maintained in respect of or arising as a consequence of this Agreement may be commenced or maintained in such of these courts as is appropriate; provided, however, that nothing herein will affect a party's right to record and enforce in any jurisdiction outside of British Columbia a judgment or award that is entered or granted by a British Columbia court or a court having appellate jurisdiction thereover or an award or decision that is made by an arbitrator pursuant to an arbitration conducted under Part 9.

EXPENSES AND OTHER PAYMENTS

11.7 Each of the parties will bear its own costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement.

NOTICES

11.8 Every notice, request, demand, direction or other communication (each, for the purposes of Sec.11.8, Sec.11.9 and Sec.11.10, a "NOTICE") required or permitted to be given pursuant to this Agreement must be in writing in the English language and must be delivered by hand

(including courier service) or transmitted by facsimile or other similar form of written transmission by electronic means, in each case addressed as follows:

     (a)  if to 650089 or Warwick at:
          1375 Park Drive
          Vancouver, British Columbia
          V6P 2K4

          Fax:        (604) 689-0299
          Attention:  Malcolm Warwick

     (b)  if to Crystal at:
          Suite 1505 - 1060 Alberni Street
          Vancouver, British Columbia
          V6E 4K2

          Fax:        (604) 687-4709
          Attention:  President

     (c)  if to Aurora at:
          2055 South Ingalls Way
          Lakewood, Colorado
          U.S.A. 80227-2515

          Fax:        (303) 936-0333
          Attention:  J.A.A. James

or to such other address or transmission receiving station as is specified by the particular party by Notice to the others.

DEEMED RECEIPT

11.9 Any Notice delivered or sent as aforesaid will be deemed conclusively to have been effectively given and received on the day such Notice was delivered or sent as aforesaid if it was delivered or sent on a day that was a Business Day or on the next day that is a Business Day if it was delivered or sent on a day that was not a Business Day.

CHANGE OF ADDRESS

11.10 Each party hereto may at any time, by Notice to the other parties, change its address to some no less convenient address and will so change its address whenever its address ceases to be suitable for delivery by hand.

NO WAIVER

11.11 Failure by any party hereto to insist in any instance upon the strict performance of any covenant contained herein will not be construed as a waiver or relinquishment of such covenant, and no consent or waiver, express or implied, by any party to, or of any breach or default by another party of, any or all of its obligations under this Agreement will,

     (a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this Sec.11.11,

     (b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation,

     (c)   constitute a general waiver under this Agreement, or

     (d) eliminate or modify the need for a specific consent or waiver pursuant to this Sec.11.11 in any other or subsequent instance.

SEVERABILITY

11.12 If any provision of this Agreement is at any time unenforceable or invalid for any reason it will be severable from the remainder of this Agreement and, in its application at that time, this Agreement will be construed as though such provision was not contained herein and the remainder will continue in full force and effect and be construed as if this Agreement had been executed without the invalid or unenforceable provision.

NO PARTNERSHIP

11.13 Nothing herein will or will be deemed to create any partnership or joint venture between the parties hereto or to give any party any right or authority to act as the agent of or to pledge the credit of the other party.

SURVIVAL

11.14 All rights and obligations of the parties occurring before the effective date of termination of this Agreement and all rights and obligations expressly stated to continue after, or accrue as a result of, such termination are separate and distinct rights and obligations binding on the parties, will survive its termination and will continue in full force and effect and nothing herein will affect the enforceability of such provisions. For greater certainty, the termination of this Agreement will not affect the rights and obligations of any party under Sec.3.1, Sec.3.2, Part 5 and Part 11.

ENUREMENT

11.15 This Agreement and the provisions hereof will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

COUNTERPARTS

11.16 This Agreement may be executed in any number of counterparts, in original form or by facsimile, each of which will together, for all purposes, constitute one and the same instrument, binding on the parties, and each of which will together be deemed to be an original, notwithstanding that all of the parties are not signatories to the same counterpart.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the Effective Date.


650089 B.C. LTD.

By:     /s/ M. Warwick
        --------------

Its:    President
        ---------

MALCOLM WARWICK

        /s/ M Warwick
        -------------

CRYSTAL CODING INC.

By:     /s/ John A.A. James
        -------------------

Its:    Authorized Representative
        -------------------------

AURORA METALS (BVI) LIMITED

By:     /s/ John A.A. James
        -------------------

Its:    President and director
        ----------------------

By:     __________________________

Its:    __________________________

                                   SCHEDULE A

                          PRIORITY PATENT APPLICATIONS

-----------------------------------------------------------------------------------------------
                                                                    APPLICATION    APPLICATION
TITLE                                              JURISDICTION    SERIAL NUMBER   FILING DATE
-----------------------------------------------------------------------------------------------

Method and Apparatus for Identifying             United States of
Gemstones                                        America              10/159,791  May 29, 2002
-----------------------------------------------------------------------------------------------
Two Dimensional Identification Code
Structure for use on a Plurality of Objects and
Method of Identification of Objects Applying     United States of
the Code                                         America              10/173,553  June 15, 2002
-----------------------------------------------------------------------------------------------

                                   SCHEDULE B

                       THIRD PATENT APPLICATION TECHNOLOGY

Linear micro-encoding technology that enables the conversion of lines, symbols or logos into databases and allows information to be encoded onto letters, numbers or symbols.

                                   SCHEDULE C

                             THIRD PERSON RECIPIENTS

                                   Ron Simmer
                                   Asaph Warwick
                                   Brian Kathler
                                   Douglas Turnbull
                                   Doug Forster
                                   Richard Whittall
                                   Ken Miller
                                   Yvonne Petkovic
                                   Bruce M. Green
                                   Martin Irving
                                   Brian Cawley
                                   Lee Groat
                                   Simon Warwick
                                   Stephen Ben-Oliel
                                   Bill McGraquay
                                   Cliff Kushler

                                   SCHEDULE D

                                   ASSIGNMENT

The undersigned, MALCOLM WARWICK, a Canadian resident residing at 1375 Park Drive, Vancouver, British Columbia, Canada V6P 2K4, for good and valuable consideration, the receipt of which is hereby acknowledged, do hereby sell, transfer and assign unto 650089 B.C. LTD., a British Columbia company having an office at 1375 Park Drive, Vancouver, British Columbia, Canada V6P 2K4, all right, title and interest of the undersigned throughout the world, in and to the inventions which are the subject of

1. the United States patent application 10/159,791 entitled "Method and Apparatus for Identifying Gemstones" and filed on May 29, 2002,

2. the United States patent application 10/173,553 entitled "Two Dimensional Identification Code Structure for use on a Plurality of Objects and Method of Identification of Objects Applying the Code" and filed on June 15, 2002, and

3. a United States patent application to be drafted with respect to linear micro-encoding technology that enables the conversion of lines, symbols or logos into databases and allows information to be encoded onto letters, numbers or symbols, and to all corresponding right, title and interest in and to any continuation, continuation-in-part, division, reissue or substitute application thereof and any patent(s) which have been or may be granted therefor and all existing and future updates, modifications, enhancements and improvements to such inventions.

SIGNED at Vancouver, British Columbia, Canada on November 22, 2002

MALCOLM WARWICK

/s/ M Warwick
---------------------------


                            CERTIFICATE OF EXECUTION

Before me this November 22, 2002 personally appeared Malcolm Warwick known to me to be the person who executed the above-written assignment, and who acknowledged that such assignment was executed for the purposes therein expressed.

NOTARIAL SEAL

                                     /s/ signature illegible
                                     -------------------------------------
                                     A Notary Public in and for British Columbia


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